Exhibit 99.1

Kevin Kopczynski Joins Northern Power Systems Board of Directors

Marcus Baker resigning after Eight Years of Service

Barre, VT USA (February 16, 2017) – Northern Power Systems Corp. (TSX: NPS), a next generation renewable energy technology company, today announced that Mr. Kevin Kopczynski has been appointed to the company’s Board of Directors, replacing Marcus Baker, President of the Baker Companies, Inc.

Mr. Kopczynski is Senior Director of Research and Development at First Solar. Mr. Kopczynski previously served from 2013 to 2016 as President and CEO of Enki Technology, a solar materials company. He successfully guided Enki from the early development stage to the revenue generation stage and as part of that growth, established key customer partnerships in the US and China. This growth culminated with Enki’s acquisition by First Solar.

Mr. Kopczynski’s extensive background includes having been a Partner at RockPort Capital Partners, where he led a number of venture investments in the power generation, oil & gas and agriculture technology markets, including investments in Northern Power Systems. Mr. Kopczynski also serves on the Board of Directors for Ascension Industries a long-standing fabrication machining and assembly business.

“Kevin’s extensive experience in the global power generation markets and renewables, as well as his history with Northern Power Systems, will be a great asset to our Board of Directors,” stated Ciel Caldwell, president and chief operating officer of Northern Power Systems. “As we continue our strategic direction of focusing on integrated distributed energy solutions including Battery Energy Storage and Hybrid Systems, Kevin will bring us direct perspective on Solar trends within these solutions.”

“Our goal has been to add strength to Northern Power System’s Board of directors in the form of relevant industry and manufacturing experience,” added Bill Leimkuhler, chairman of the board of Northern Power Systems. “I’m confident that Kevin is going to make an important and positive impact on our company.”

“I thank Marc for his eight years of service on our Board of Directors and Executive Committee of the Board. His contributions have been immeasurable in the form of strategic advice in advancing Northern Power’s business,” reflected Ciel Caldwell, president and chief operating officer of Northern Power Systems. “Marc’s service will truly be missed.”

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 12 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on July 25, 2016, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, contact:

Maureen McCracken

Marketing Manager

802-461-2834